EXHIBIT 10.2

COMPENSATION MODIFICATION AGREEMENT

THIS AGREEMENT (“Agreement”), made this 11th day of December, 2008, by and between Community Financial Corporation, Community Bank, its wholly owned subsidiary, (together, the “Corporation”) and __________________, a senior executive officer of the Corporation (“Executive”).

WHEREAS, the Corporation has determined that it is in the best interests of the Corporation and its stockholders to participate in the Treasury TARP CPP program (“CPP”), under which the Corporation will issue preferred stock and warrants to purchase Corporation common stock to the United States Treasury (“UST”) in return for cash; and

WHEREAS, in order for the Corporation to participate in the CPP, the Corporation and its senior executive officers subject to the Compensation Guidelines (“SEOs”) must comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) regarding executive compensation and corporate governance and the related UST interim final regulations (31 CFR Part 30) published in the Federal Register on October 20, 2008 (the “Compensation Guidelines”); and

WHEREAS, the Corporation is required to deliver a certificate to the UST at the closing of the CPP transaction that it has complied with all the Compensation Guidelines; and

WHEREAS, the board of directors of the Corporation has authorized and directed the Compensation Committee to take any and all the actions required under the Compensation Guidelines in order to enable the Corporation to deliver that certificate and authorized each member of the Compensation Committee to execute this Agreement on behalf of the Corporation; and

WHEREAS, in order to comply with the Compensation Guidelines for so long as UST holds securities of the Corporation acquired in the CPP, the Corporation, through the Compensation Committee, is required to review the Corporation’s compensation plans and policies with senior risk officers in order to identify and unilaterally eliminate any bonus plans or other incentive compensation arrangements for SEOs that encourage them to take unnecessary and excessive risks that threaten the value of the financial institution; and

WHEREAS, in order to comply with the Compensation Guidelines for so long as UST holds securities of the Corporation acquired in the CPP, the Corporation, through the Compensation Committee, must adopt appropriate provisions for the recovery by the Corporation of any bonus or incentive compensation paid to a senior executive officer (as defined under the Compensation Guidelines) based on financial statements or performance metric criteria later determined to be materially inaccurate; and

WHEREAS, in order to comply with the Compensation Guidelines for so long as UST holds securities of the Corporation acquired in the CPP, the Corporation is prohibited from making any golden parachute payment (as defined under the Compensation Guidelines) to any SEO; and

WHEREAS, the Corporation is required to deliver to the UST in connection with the consummation of the CPP transaction a waiver from each of its SEOs with respect to the changes in the Corporation’s compensation plans, polices and practices as required by the Compensation Guidelines; and

WHEREAS, the Compensation Committee has asked Executive to execute the waiver in the form attached; and

WHEREAS, the Executive believes the requirements imposed under the Compensation Guidelines in order for the Corporation to obtain government funds by participating in the CPP are reasonable and in the best interests of the Corporation and its stockholders and further the long term best interests of the Corporation and its SEOs, including the Executive.

NOW, THEREFORE, to allow the Corporation to participate in the CPP for the mutual benefit of the Corporation, its stockholders and Executive, and for other good and valuable consideration, the Corporation and the Executive hereby agree as follows:

1.           GENERAL MODIFICATION OF EMPLOYMENT, COMPENSATION AND BENEFIT AGREEMENTS, PLANS AND POLICIES:  Until such time as the UST ceases to own any debt or equity securities of the Corporation acquired pursuant to the CPP, the Corporation and Executive agree that, notwithstanding any contract, plan, policy or agreement to the contrary, all employment, compensation and benefit agreements, plans and policies with respect to Executive shall be deemed modified to comply in all respects with Section 111(b) of EESA as implemented by any guidance or regulation thereunder that has been issued and is in effect as of the date the Corporation issues preferred stock and warrants to the UST.  The Corporation and Executive further agree that the Corporation shall not adopt any new benefit plan with respect to Executive that does not comply with Section 111(b) of EESA as implemented by any guidance or regulation thereunder that has been issued and is in effect as of the date the Corporation issues preferred stock and warrants to the Treasury.  The Executive agrees that the Corporation, through its Compensation Committee, has the sole discretion: (a) to determine whether and to what extent any bonus or incentive compensation with respect to the Executive encourages the Executive to take unnecessary and excessive risks that threaten the value of the financial institution, and (b) to eliminate any such compensation as long as UST holds any debt or equity securities of the Corporation acquired in the CPP.

2.           RECOVERY OF INCENTIVE COMPENSATION:  Until such time as the UST ceases to own any debt or equity securities of the Corporation acquired pursuant to the CPP, in the event Executive receives a bonus or any other incentive compensation from the Corporation based on financial statements or performance metric criteria later determined by the Corporation’s Compensation Committee, in its sole discretion, to be materially inaccurate, Executive agrees to repay the Corporation, in cash and within 30 days of a written demand therefore, the amount of the bonus or incentive compensation received by Executive in excess of the amount that would have been paid to Executive had the inaccurate statements or criteria been accurate.

3.           GOLDEN PARACHUTE PAYMENTS:  Until such time as the UST ceases to own any debt or equity securities of the Corporation acquired pursuant to the CPP, Executive agrees that: (a) Executive shall not be entitled to receive any golden parachute payment (as defined under the Compensation Guidelines) upon Executive’s severance from employment (as defined under the Compensation Guidelines) and (b) all applicable contacts and agreements between Executive and the Corporation are deemed to be amended in this regard.

4.           WAIVER:  Executive hereby voluntarily waives any claim against the Corporation for any changes to my compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including golden parachute agreements) that are required to comply with the Compensation Guidelines and that are made pursuant to this Agreement.  This waiver includes all claims Executive may have under the laws of the United States or any state related to the requirements imposed by the Compensation Guidelines, including, without limitation, a claim for any compensation or other payments Executive would otherwise receive.  Executive agrees to execute the required waiver in the form attached hereto and deliver said waiver to the Corporation no later than the close of business on December 16, 2008.

5.           COVERED EMPLOYMENT, COMPENSATION AND BENEFIT AGREEMENTS, PLANS AND POLICIES:  Executive acknowledges that all employment, compensation and benefit agreements, plans and policies applicable to Executive, including but not limited to those listed in Annex A hereto,  are subject to the modifications and amendments provided for in this Agreement, to the extent applicable.

6.           MODIFICATION - WAIVERS - APPLICABLE LAW: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and on behalf of the Corporation by such officer as may be specifically designated by the Board of Directors of the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by federal law, to the extent applicable, and otherwise by the laws of the Commonwealth of Virginia.

7.   INVALIDITY - ENFORCEABILITY: The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.           HEADINGS: Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision in this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

EXECUTIVE

Signature

Print Name

COMMUNITY FINANCIAL CORPORATION

By:
Chairman, Compensation Committee

COMMUNITY BANK

By:
Chairman, Compensation Committee

ANNEX A

Employment Agreements:

Severance Agreements

Other Benefit Plans or Agreements

Other Employment Compensation and Benefit Plans and Policies

ANNEX B

SEO WAIVER

In consideration for the benefits I will receive as a result of my employer’s participation in the United States Department of the Treasury’s TARP Capital Purchase Program, I hereby voluntarily waive any claim against the United States or my employer for any changes to my compensation or benefits that are required to comply with the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008.

I acknowledge that this regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements) that I have with my employer or in which I participate as they relate to the period the United States holds any equity or debt securities of my employer acquired through the TARP Capital Purchase Program.

This waiver includes all claims I may have under the laws of the United States or any state related to the requirements imposed by the aforementioned regulation, including without limitation a claim for any compensation or other payments I would otherwise receive, any challenge to the process by which this regulation was adopted and any tort or constitutional claim about the effect of these regulations on my employment relationship.

Date:  ______________                                 ____________________________

Name

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